UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 6, 2009

(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51689	88-0456274
(Commission File Number)	(I.R.S. Employer Identification No.)

2121 Sage Road, Suite 200
Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

 (Former name or former address, if changed since last report.)

(713) 625-7800
(Telephone number, including area code)

ITEM 1.02	Termination of a Material Definitive Agreement

As further set forth in Item 5.02 below, and incorporated in this Item 1.02 by reference, the employment agreements of Robert Dillon, our Chief Executive Officer, and Michael Wirtz, our Chief Financial Officer, were terminated effective as of May 6, 2009.  Effective May 1, 2006, Scott Copeland, our Executive Vice President of Research & Development, entered into a new employment agreement with the Company superseding any and all previous employment agreements he had with the Company.  Mr. Copeland will continue to be employed as Executive Vice President of Research and Development and will also serve as Chairman of the Board of Directors on an at-will basis.  In connection with Mr. Copeland’s new employment agreement, Mr. Copeland voluntarily reduced his salary from $150,000 to $23,660.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(b).	Resignation of Principal Officers and Director.

On May 7, 2009, Exobox Technologies Corporation (the "Company") announced the resignation of Robert Dillon as the Company’s Chief Executive Officer, Chairman of the Board and Director and the resignation of Michael Wirtz as the Company’s Chief Financial Officer, Treasurer and Secretary.  The resignations of Messrs. Dillon and Wirtz were not the result of any disagreement with the Company and were accepted immediately. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

Messrs. Dillon and Wirtz both entered into separation agreements with the Company, each dated effective as of May 6, 2009, which outlined the terms of their separation and termination of employment. Pursuant to Mr. Dillon’s separation agreement, Mr. Dillon is entitled to receive (i) a severance amount equal to $300,000, payable in twelve (12) equal payments of $25,000 per month beginning on May 15, 2009 and ending on April 15, 2010 provided, however, the Company may, in its sole discretion, make such severance payments by issuing to Mr. Dillon shares of the Company’s common stock valued at $0.06 per share, and (ii) health insurance benefits to which he was entitled as of his resignation date until the earlier of (A) May 5, 2010 and (B) the date on which Mr. Dillon becomes eligible to receive health insurance benefits from another employer on substantially the same or better terms than he received from the Company.  Mr. Dillon has also agreed to (a) extend the maturity date of certain non-interest bearing promissory notes issued to Mr. Dillon by the Company in the aggregate principal amount of $101,000 and (b) extend the Company’s payment obligation of accrued but unpaid salary owed Mr. Dillon in the aggregate amount of $25,000, each until May 31, 2010.  Mr. Dillon has also agreed that for a period of one year from the date of his separation agreement, upon recommendation of and request from the Company’s board of directors, he will vote all of his shares of Company common stock beneficially owned by him for (w) the election of one or more directors, (x) the removal of one or more directors, (y) the approval of an amendment to the Company’s charter as required to increase the number of shares of Company common stock that can be issued, (z) and any action that requires the approval of more than 51% of the outstanding shares of the Company’s common stock.

Pursuant to Mr. Wirtz’s separation agreement, Mr. Wirtz is entitled to receive (i) a severance amount equal to $180,000, payable in twelve (12) equal payments of $15,000 per month beginning on May 15, 2009 and ending on April 15, 2010 provided, however, the Company may, in its sole discretion, make such severance payments by issuing to Mr. Wirtz shares of the Company’s common stock valued at $0.06 per share, and (ii) health insurance benefits to which he was entitled as of his resignation date until the earlier of (A) May 5, 2010 and (B) the date on which Mr. Wirtz becomes eligible to receive health insurance benefits from another employer on substantially the same or better terms than he received from the Company.  Mr. Wirtz has also agreed to (a) extend the maturity date of certain non-interest bearing promissory notes issued to Mr. Wirtz by the Company in the aggregate principal amount of $28,000 and (b) extend the Company’s payment obligation of accrued but unpaid salary owed Mr. Wirtz in the aggregate amount of $82,816.92, each until May 31, 2010.  Mr. Wirtz has also agreed that for a period of one year from the date of his separation agreement, upon recommendation of and request from the Company’s board of directors, he will vote all of his shares of Company common stock beneficially owned by him for (w) the election of one or more directors, (x) the removal of one or more directors, (y) the approval of an amendment to the Company’s charter as required to increase the number of shares of Company common stock that can be issued, (z) and any action that requires the approval of more than 51% of the outstanding shares of the Company’s common stock.

The foregoing summary of the separation agreements for Messrs. Dillon and Wirtz is qualified in its entirety by reference to the separation agreements, attached hereto as Exhibits 10.1 and 10.2, and incorporated herein by reference.

Item 5.02(c).	Election of Principal Officer.

On May 7, 2009, the Company announced the appointment of Kevin Regan as the Company’s Chief Executive Officer.  Mr. Regan will also serve as the Company’s interim Chief Financial Officer until a replacement is named for Mr. Wirtz.  In addition, Regan retains the positions of President and Chief Operating Officer.  Scott Copeland will assume the role of Chairman of the Board.  A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

Mr. Regan joined the Company in June 2008 as its Chief Operating Officer and was promoted to President and Chief Operating Officer in February 2009.  Prior to joining Exobox, Mr. Regan founded Genesis Financial Group, an entity providing corporate finance, merger and acquisition advisory services, where he served as managing member from April 1997 to April 2008. From May 2003 to April 2006, Mr. Regan served as president of Performance Sound & Light, Inc., and CEO of its predecessor publicly-traded entity.  Mr. Regan currently sits on board of directors of Powers Industrial Group, Inc., a national distributor of warehouse handling and inventory management equipment.

The Company entered into an employment agreement with Mr. Regan, effective January 1, 2009, pursuant to which Mr. Regan would serve as President and Chief Operating Officer of the Company.  Mr. Regan’s employment agreement was filed with the Securities and Exchange Commission as Exhibit 99.1 to its Current Report on Form 8-K filed on May 7, 2009, which is incorporated herein by reference.  Except as set forth herein, there are no arrangements or understandings between Mr. Regan and any other person pursuant to which he was selected as Chief Executive Officer. There have been no transactions since the beginning of the Company’s last fiscal year, nor are any currently proposed, regarding Mr. Regan that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 5.02(e).	Compensatory Arrangements of Certain Officers.

The information set forth in Item 5.02(b) and 5.02(c) is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibit

The following exhibits are to be filed as part of this 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
10.1	Separation Agreement by and between Exobox Technologies Corp. and Robert Dillon, dated as of May 6, 2009.
10.2	Separation Agreement by and between Exobox Technologies Corp. and Michael Wirtz, dated as of May 6, 2009.
10.3	Employment Agreement of Kevin Regan, dated as of January 1, 2009*
99.1	Press Release of Exobox Technologies Corp., dated May 7, 2009

* Filed as an exhibit on Form 8-K on May 7, 2009 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/Kevin Regan
Kevin Regan, Chief Executive Officer

Dated: May 8, 2009